     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 12, 1996
                                                      REGISTRATION NO. 333-00645

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                               AMENDMENT NO. 1 TO

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                                   ZILA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                           86-0619668
(STATE OR OTHER JURISDICTION OF                             (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

                             5227 NORTH 7TH STREET
                             PHOENIX, ARIZONA 85014
                                 (602) 266-6700
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                             ---------------------
                                MR. JOSEPH HINES
                                   ZILA, INC.
                             5227 NORTH 7TH STREET
                          PHOENIX, ARIZONA 85014-2800
                                 (602) 266-6700
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
             INCLUDING AREA CODE, OF AGENT FOR SERVICE OF SERVICE)
                             ---------------------
      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:

                             KEVIN J. TOUREK, ESQ.
                               STREICH LANG, P.A.
                             2 NORTH CENTRAL AVENUE
                          PHOENIX, ARIZONA 85004-2391
                                 (602) 229-5200
                             ---------------------
 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO PUBLIC:
    From time to time after the Registration Statement becomes effective as determined by market conditions and the needs of the Selling Securityholders.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                                           PROPOSED MAXIMUM
                                                          PROPOSED MAXIMUM    AGGREGATE
TITLE OF EACH CLASS OF                     AMOUNT TO BE    OFFERING PRICE      OFFERING        AMOUNT OF
SECURITIES TO BE REGISTERED               REGISTERED(1)     PER UNIT(2)         PRICE       REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value...........     554,655         $7.8125(3)     $3,570,915(3)     $1,231.35(3)
============================================================================================================

(1) In the event of a stock split, stock dividends, or similar transaction involving the Company's Common Stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

(2) Estimated solely for the purpose of calculating the registration fee.


(3) A registration fee in the amount of $625.21 was paid with respect to this Registration Statement on February 1, 1996. That $625.21 was calculated based upon 329,655 shares to be registered at an offering price of $5.50 (the average bid and asked price for the Common Stock on January 29, 1996). By this amendment, an additional 225,000 shares are to be registered and an additional registration fee in the amount of $606.14 will be paid in accordance with Rule 457(a). This $606.14 was calculated based upon 225,000 shares to be registered at an offering price of $7.8125 (the average bid and asked price for the Common Stock on March 8, 1996). The Proposed Maximum Aggregate Offering Price is the sum of the 329,665 shares to be offered at an estimated offering price of $5.50 and the 225,000 shares to be offered at an estimated offering price of $7.8125. The amount of Registration Fee is the sum of $625.21 (previously paid) and $606.14.

                             -------------------------
        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
    SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 [SUBJECT TO COMPLETION, DATED MARCH 12, 1996]

                                   ZILA, INC.

                 554,655 SHARES OF COMMON STOCK, .001 PAR VALUE

                             ---------------------

     The securities offered hereby (the "Offered Securities") are 554,655 shares of common stock, $.001 par value ("Common Stock"), of Zila, Inc., a Delaware corporation (the "Company"). Of the 554,655 shares of the Common Stock, (i) 85,280 shares are issuable upon the exercise of outstanding warrants to purchase shares of Common Stock (the "Warrants"), (ii) 10,000 shares were previously issued in connection with the exercise of warrants and are presently outstanding; and (iii) 450,375 shares were previously issued in connection with a private placement of the Company's Common Stock and are presently outstanding.


     All the securities being offered hereby may be sold from time to time by certain Selling Securityholders. See "SELLING SECURITYHOLDERS." The Company will not receive any of the proceeds from the sale of the Offered Securities by the Selling Securityholders. The Offered Securities may be offered from time to time in one or more transactions in the over-the-counter market, pursuant to Rule 144 under the Securities Act of 1933, or otherwise, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices, or at negotiated prices, and without payment of any underwriting discounts or commissions except for usual and customary selling commissions paid to brokers or dealers. All expenses in connection with the registration of the securities will be borne by the Company. See "RISK FACTORS," "PLAN OF DISTRIBUTION" and "SELLING SECURITYHOLDERS."


     The Common Stock is listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") under the Symbol "ZILA." On March 8, 1996, the mean of the closing bid and asked quotations per share of the Common Stock, as provided by market makers in the Common Stock who report through NASDAQ was $7.8125 per share.


         SEE "RISK FACTORS" ON PAGE 4 FOR A DISCUSSION OF CERTAIN RISKS
                 RELATED TO AN INVESTMENT IN THE COMMON STOCK.

                             ---------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
        ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                     THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is             , 1996.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C., and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement and related exhibits for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the Commission are incorporated by reference into this Prospectus: (i) the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1995; (ii) the Company's Quarterly Report on Form 10-Q for the quarterly period ended October 31, 1995;
(iii) the Company's Current Report on Form 8-K dated (date of earliest event reported) February 1, 1996; and (iv) the description of the Common Stock contained in the Company's Registration of Certain Classes of Securities Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934 on Form 8-A dated March 1, 1989, as amended from time to time.

     All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such reports and documents.

     Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including a beneficial owner, to whom a Prospectus is delivered upon written or oral request of each person, a copy of any document incorporated herein by reference, (not including exhibits to the document that have been incorporated herein by reference unless such exhibits are specifically incorporated by reference in the document which this Prospectus incorporates). Requests should be directed to President, Zila, Inc., 5227 North 7th Street, Phoenix Arizona 85014-2800; telephone (602) 266-6700.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the more detailed information and financial statements appearing elsewhere in and incorporated by reference into this Prospectus. The shares offered hereby are speculative and involve a high degree of risk. See "RISK FACTORS."

                                  THE COMPANY

     The Company's primary emphasis is on the marketing of three over-the-counter, non-prescription products, ZILACTIN(R), ZILACTIN(R)-L (formerly ZILACTOL(R)) and ZILACTIN(R)-B. These products are over-the-counter, non-prescription gels and liquids used topically for symptomatic relief of canker sores (oral mucosal ulcers), cold sores, fever blisters and abrasions. The ZILACTIN(R) treatment composition is covered by patents owned by the Company. ZILACTIN(R), ZILACTIN(R)-L and ZILACTIN(R)-B formulas incorporate these proprietary treatment compositions. First manufactured in 1984, ZILACTIN(R) was introduced in major drug stores in the Phoenix area and is currently carried by major drug stores and retail chains throughout the United States. The Company is also seeking government approval from the Food and Drug Administration (the "FDA") and the countries of the European Union ("EU") to distribute ORASCAN, a fourth product, in the United States and Europe. ORASCAN has been approved for distribution in the United Kingdom, Canada and Australia. ORASCAN is a diagnostic for oral cancer and site delineation device for biopsy and surgical excision.

     The Company is incorporated in the State of Delaware. The Company's principal executive offices are located at 5227 North Seventh Street, Phoenix, Arizona 85014-2800 and its telephone number is (602) 266-6700.

                                  THE OFFERING


Securities offered...........................  554,655 shares of Common Stock
Common Stock outstanding as of January 31,
  1996.......................................  24,557,230 shares of Common Stock
NASDAQ Symbol................................  ZILA

                                  RISK FACTORS

     This offering involves a high degree of risk. Prospective investors should carefully consider, among other factors, the following risks relating to the Company, its business and this offering:

     1. No Assurance of Profitable Operations. For the fiscal years ended July 31, 1995 and 1994, the Company had net losses of $862,920 and $995,205, respectively, compared with net income of $369,949 for the fiscal year ended July 31, 1993. The Company has had profitable operations in only one of its last three fiscal years. There can be no assurance that the Company will, in the future, return to profitability or that the Company's plan for expanded operations will be successful.


     2. Litigation. In written and oral communications with the Company, CTM Associates, Inc. ("CTM") has asserted the position that the Company was not authorized to enter into certain licensing agreements with third parties for marketing of OraScan in the United States, Europe and elsewhere without CTM's prior consent and that such license agreements are invalid. The Company does not believe CTM's position has any legal merit and on July 14, 1995, the Company filed a declaratory judgment action against CTM in federal district court in Phoenix, Arizona (CIV. No. 95-1441-PHX-PGR) requesting that the court enter judgment in the Company's favor to the effect that the consent of CTM was not required and that a failure to obtain CTM's consent has no effect on the validity of such license agreements. The Company is taking the necessary steps to determine its absolute ownership of the OraScan patents and the technology assigned to it by CTM. If the Company were ultimately unsuccessful, such a result could possibly have a material adverse effect on the Company's OraScan marketing efforts and on the Company.



     On April 13, 1994, the Company filed a complaint in the United States District Court for the District of Arizona against the Colgate-Palmolive Company ("Colgate") (CIV No. 94-0756 PHX-CAM) alleging that Colgate's manufacture and distribution of Orabase Gel and requests an award of damages in an appropriate amount. On May 27, 1994, Colgate filed its answer denying infringement and asserting that the patent is invalid and unenforceable. The Company has received an opinion of its patent counsel that the patent is valid and enforceable and that Colgate is infringing. The Company intends to vigorously prosecute its claims. If the Company is unsuccessful and a determination is made that the patent is invalid and unenforceable, such a determination could have a material adverse affect on the Company.


     3. Competition; Research and Development. The pharmaceutical industry is highly competitive. A number of companies, many of which have greater financial resources, marketing capabilities and research and development capacity than the Company, are actively engaged in the development of products similar to those products produced and marketed by the Company. The Company relies on outside sources for its on-going research and development needs in much the same manner as the Company relies on outside sources for manufacturing. The pharmaceutical industry is characterized by extensive and on-going research efforts. Other companies may succeed in developing products superior to those marketed by the Company. Such companies may even succeed in developing a cure for herpes simplex virus, which would substantially reduce the potential market for symptomatic treatments such as ZILACTIN(R).


     4. Government Regulation. The approval and sale of pharmaceutical products is heavily regulated by the Food and Drug Administration (the "FDA") and other federal and state regulatory agencies. Such regulation encompasses pricing, safety and efficacy, testing, advertising and promotion, labeling of pharmaceutical products and other matters. Compliance with such regulations is both costly and time consuming. In order to be legally marketed over-the-counter ("OTC"), a product must either be the subject of a New Drug Application ("NDA") approved by the FDA, be the subject of an applicable FDA monograph designating the product generally recognized as safe and effective or, if no FDA monograph exists, the FDA may designate a product as "grandfathered" (i.e. the sale of such product is permissible because of the safe use of such product or similar products prior to December 5, 1975). ZILACTIN(R) and its family of products have been "grandfathered" and a letter has been received by the Company from the FDA confirming that status. ZILACTIN(R) is currently being marketed for the symptomatic relief of canker sores (oral mucosal ulcers or lesions), cold sores, and fever blisters. ZILACTIN(TM)-L (for the treatment of fever blisters and cold sores before they erupt) is also marketed as a "grandfathered" product. Neither of these products may be marketed as a treatment for genital herpes or herpes zoster (commonly known as "shingles") without an effective new drug application. Depending principally on the time and expense involved, NDAs seeking approval for marketing ZILACTIN(R) and/or ZILACTIN(R)-L as topical applications for the treatment of shingles and genital herpes may be filed by the Company. There can be no assurance that any NDA will be filed with/or approved by the FDA. Any challenge by the FDA of the Company's sale of or claims for ZILACTIN(R) would materially adversely affect the business and prospects of the Company. The Company is also seeking FDA and EU approval of ORASCAN, an oral cancer diagnostic. There can be no assurance that FDA or EU approval of ORASCAN will be obtained.


     5. Dependence on Key Personnel. The operations of the Company depend to a great extent on the technical expertise and management efforts of Mr. Joseph Hines, President of the Company, Mr. Clarence Baudhuin, Executive Vice President of the Company, Mr. Edwin Pomerantz, Vice President of Regulatory and Technical Affairs, and Ms. Janice Backus, Vice President and Corporate Secretary. The loss of Messrs. Hines, Baudhuin or Pomerantz or Ms. Backus could materially adversely affect the Company's business. The Company maintains key person life insurance coverage on Messrs. Hines, Baudhuin and Pomerantz.



     6. Patents and Trademarks. The Company holds three United States patents and one Canadian patent which cover the ZILACTIN(R) treatment composition, certain extended applications of the basic treatment composition formula and the film-forming properties of the product. The ZILACTIN(R) formula was granted a United States patent on August 25, 1981, a United States patent covering extended applications of the basic ZILACTIN formula was granted on April 26, 1983, and a United States patent covering the film forming properties of the ZILACTIN formula containing an added medical ingredient was issued on January 14, 1992. Such patents were granted for a period of seventeen years from the grant dates. The Canadian patent, which covers the composition and extended applications was granted on December 3, 1985 and expires December 3, 2002. In 1992, the Company acquired an exclusive license to the rights of the Department of Commerce's patent regarding a certain method of substantially eliminating false positive tests for the detection of oral cancer. The patent underlying this license expires March 23, 1999. In 1994, the Company acquired the rights to a second patent which describes a stable form of the liquid used in oral cancer tests. This patent is scheduled to expire on December 31, 2011; however, the expiration date of this patent, as well as the Department of Commerce patent, will be delayed due to certain ongoing studies being conducted by the company. The respective expiration dates will be delayed for a period equal to the length of the studies. No assurance can be given that the validity of any patents issued to or held by the Company would be confirmed in a court test or that the scope of these patents is adequate to effectively limit competition against the Company.



     The Company has also registered the trademark ZILACTIN(R) with the United States Patent and Trademark Office effective July 9, 1985 and has also registered the trademarks "ZILA", ZILACTIN(R)-B, ZILADENT AND ZILACTIN(R)-L in the United States. ZILA(R) and ZILACTIN(R) are also registered in Canada. If the Company is unable to adequately protect its mark or marks against use of similar marks or names, the Company's business could be materially adversely affected.



     7. Possible Claims Relating to Products. The Company could be exposed to possible claims for personal injury resulting from allegedly defective products manufactured by third parties with which it has entered into manufacturing agreements. The Company maintains product liability insurance coverage for claims arising from the use of all its products. However, there can be no assurance that the Company will not be subject to product liability claims in excess of its insurance coverage. Any significant product liability claims not within the scope of the Company's insurance coverage could have a material adverse effect on the Company.



     8. No Cash Dividends. Although the Company is not restricted in its ability to pay cash dividends, the Company has never paid cash dividends on its Common Stock and does not contemplate paying cash dividends in the foreseeable future.



     9. Charter and Bylaw Provisions. The Company's Certificate of Incorporation, as amended, and Bylaws contain provisions that limit or eliminate director liability for certain actions. These provisions could, in some instances, prevent redress by stockholders for certain actions taken by the Company's directors.

     10. Warrants and Options. At January 31, 1996, 2,407,803 shares of Common Stock are issuable upon the exercise of outstanding options and warrants to purchase shares of Common Stock, including warrants to purchase 915,672 shares and options to purchase 1,492,131 shares. For the life of such options and warrants, the option and warrant holders will have the opportunity to profit from a rise in the price of the Common Stock, with a resulting dilution in the interest of other holders of the Common Stock. The existence of such options and warrants may adversely affect the terms on which the Company can obtain additional financing. Further, the warrant and option holders can be expected to exercise their warrants and options at a time when the Company would, in all likelihood, be able to obtain additional capital by an offering of its unissued Common Stock on terms more favorable to the Company than those provided by such options and warrants.



     11. Shares Eligible for Future Sale. As of January 31, 1996, the Company had 24,557,230 shares of Common Stock outstanding. An additional 2,407,803 shares of Common Stock are issuable upon exercise of outstanding options and warrants to purchase Common Stock. Such shares, subject to certain limitations, may be available in the future for resale in the open market pursuant to Rule 144 promulgated under the Securities Act, as amended or pursuant to registration of such shares under the Securities Act. The foregoing resales, if any, may have an adverse effect on the market price of the Common Stock.



                                USE OF PROCEEDS

     The net proceeds of this offering will be received directly by each Selling Securityholder. No proceeds will be received by the Company from the sale of the Common Stock offered hereby.

                        DETERMINATION OF OFFERING PRICE

     This Prospectus may be used from time to time by the Selling
Securityholders who offer the Common Stock registered hereby for sale. The offering price of such Common Stock will be determined by the Selling Securityholder and may be based on market prices prevailing at the time of sale, at prices relating to such prevailing market prices, or at negotiated prices.

                            SELLING SECURITYHOLDERS

     The following table provides certain information with respect to the Common Stock beneficially owned by the Selling Securityholders who are entitled to use this Prospectus. The information in the table is as of the date of this Prospectus. Except as described below, no Selling Securityholder has had a material relationship with the Company within the past three years other than as a result of the ownership of Common Stock. The Common Stock offered by this Prospectus may be offered from time to time by the Selling Securityholders named below or their nominees:


                                                                                              SHARES       PERCENT
                                                                                            AVAILABLE    OWNED AFTER
                                                     SHARES                                  FOR SALE     COMPLETION
          NAME AND ADDRESS OF SELLING             BENEFICIALLY                              UNDER THIS      OF THE
               SECURITYHOLDER(1)                    OWNED(2)     WARRANTS(3)   OPTIONS(4)   PROSPECTUS   OFFERING(5)
     -------------------------------------        ------------   -----------   ----------   ----------   ------------
  1. Blue Mountain Financial Services, Inc.....       20,000       20,000             0        20,000         *
       30300 Northwestern Hwy.
       Farmington Hills, MI 48334
  2. Beverly A. Brown..........................       34,583       3,333              0        34,583         *
       P.O. Box 551
       Ossipee, NH 03864
  3. Egidio Cianciosi..........................        5,280       5,280              0         5,280         *
       8230 E. Thoroughbred Trail
       Scottsdale, AZ 85258
  4. Gregory J. Danowski.......................      224,792      21,667              0       224,792         *
       27952 Trailwood Court
       Farmington Hills, MI 48331
  5. Jonathan Gelles...........................      25,000       25,000              0        25,000         *
       120 Cheapside
       London EC2 England
  6. Arthur Mashberg...........................      10,000            0              0        10,000         *
       13 Kent Drive
       Roseland, NJ 07068
  7. Carl A. Schroeder(6)......................      22,500       10,000        12,500         10,000         *
       10731 Kelso Drive
       Sun City, AZ 85351
  8. Raymond J. Tucci..........................     241,320            0             0        225,000         *
       347 Saly Drive
       Yardley, Pennsylvania 19067
  9. All Selling Securityholders as a group....     583,475       85,280        12,500        554,655         *
     (8 persons)

---------------
 *  Less than 1%.

(1) Except as indicated in this Prospectus for Selling Securityholder No. 7, none of the remaining Selling Securityholders have had any position, office or material relationship with the Company within the last three years.

(2) Includes the shares owned prior to this offering and the shares which are issuable upon the exercise of the warrants and/or options to acquire shares held by the Selling Securityholders. The number of shares being offered hereby is shown in the "Shares Available for Sale Under this Prospectus" column. See footnotes (3) and (4) below.

(3) Warrants for the purchase of the individual and aggregate number of shares of Common Stock shown below.

(4) Options for the purchase of the individual and aggregate number of shares of Common Stock shown below.

(5) Percentages are based upon the assumption that, upon the completion of this offering, the respective Selling Securityholder has sold the Common Stock listed as "Shares Available for Sale Under this

    Prospectus" and are computed on the basis of full dilution and 24,557,230 shares of Common Stock issued and outstanding as of January 31, 1996.

(6) Member of the Company's Board of Directors.

     Because (1) a Selling Securityholder may offer all or some of the shares of Common Stock which it holds pursuant to the offerings contemplated by this Prospectus, (2) the offerings of shares of Common Stock are not necessarily being underwritten on a firm commitment basis, and (3) a Selling Securityholder could purchase additional shares of Common Stock from time to time, no estimate can be given as to the amount of shares of Common Stock that will be held by any Selling Securityholder upon termination of such offerings. See "PLAN OF DISTRIBUTION."

                              PLAN OF DISTRIBUTION

     The Selling Securityholders may from time to time offer the shares of Common Stock through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the Common Stock for whom they may act as agent. The Selling Securityholders and any underwriter, dealer or agent that participate in the distribution of the Common Stock may be deemed to be underwriters, and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offering of Common Stock is made, to the extent required, a Prospectus Supplement will be distributed with this Prospectus which will set forth the aggregate number of shares being offered and the terms of the offering, including the names of any underwriters, dealers or agents, any discount, commissions and other items constituting compensation from the Selling Securityholders and any discounts or concessions allowed or reallowed or paid to dealers. In the event a Selling Securityholder sells the Common Stock through the use of an underwriter, it may be necessary to file a post-effective amendment to the Registration Statement registering the Common Stock.

     Alternatively, the Selling Securityholders may from time to time effect sales of the shares of Common Stock offered hereunder in one or more transactions in the over-the-counter market pursuant to Rule 144 under the Securities Act, or otherwise, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices, or at negotiated prices. It is anticipated that broker-dealers participating in such sales of Common Stock will receive the usual and customary selling commissions.

     The Company will pay substantially all of the expenses incident to the registration of the Common Stock. The Company will not pay any expenses incident to the offering and sale of the Common Stock to the public, including, but not limited to commissions and discounts of underwriters, dealers or agents.

                                 LEGAL MATTERS

     The legality of the securities offered hereby has been passed upon for the Company by Streich Lang, P.A., Phoenix, Arizona.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedules incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

======================================================

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    2
Incorporation of Certain
  Documents by Reference..............    2
Prospectus Summary....................    3
Risk Factors..........................    4
Use of Proceeds.......................    6
Determination of Offering Price.......    6
Selling Securityholders...............    7
Plan of Distribution..................    8
Legal Matters.........................    8
Experts...............................    8


======================================================

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated costs and expenses of the Company in connection with the offering described in the Registration Statement.


    Securities and Exchange Commission Registration Fee......................  $ 1,231.35
    Legal Fees and Expenses..................................................    4,000.00
    Accounting Fees and Expenses.............................................    5,000.00
    Other Expenses...........................................................    2,500.00
                                                                               ----------
              Total Expenses.................................................  $12,731.35
                                                                               ==========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 11 of the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), limits, to the full extent permitted by Delaware law, directors' personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty. Section 102 of the Delaware General Corporation Law, as amended, enables a corporation to eliminate or limit personal liability of members of its board of directors for violations of their fiduciary duty of care. However, Delaware law does not permit the elimination of a director's liability for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct, knowingly violating a law, unlawfully paying a dividend or approving a stock repurchase or obtaining an improper personal benefit. The limitation of liability provided by the statute continues after a director has ceased to occupy such position. The statute has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

     Article X of the Company's Bylaws requires indemnification of directors and officers of the Company to the full extent permitted by Delaware law for claims against them in their official capacities, including stockholders' derivative actions. Article X requires that the Company advance expenses incurred in the defense of such claims and continue the right of indemnification for persons who have ceased to be directors or officers, and permits the Company to enter into indemnification agreements with its directors and officers.

     Section 145 of the Delaware General Corporation Law, as amended, applies to the Company and provides for the indemnification of officers and directors in specified instances. It permits a corporation, pursuant to a bylaw provision in an indemnity contract, to pay an officer's or director's litigation expenses in advance of a proceeding's final disposition, and provides that rights arising under an indemnity agreement or bylaw provision may continue as to a person who has ceased to be a director or officer.

     The Company currently maintains directors' and officers' liability insurance to supplement the protection provided in the Company's Certificate of Incorporation and Bylaws and to fund any indemnification payments that the Company may be required to make. Such insurance is renewable annually and is subject to standard terms and conditions, including exclusions from coverage.

     The above discussion is qualified in its entirety by reference to the Company's Certificate of Incorporation and Bylaws. See Exhibits 4-A and 4-B to this Registration Statement.

ITEM 16.  EXHIBITS

EXHIBIT                                                               PAGE NUMBER
NUMBER                  DESCRIPTION                                 METHOD OF FILING
-------  ------------------------------------------    ------------------------------------------
  4-A    Certificate of Incorporation, as amended      Incorporated by reference to Exhibit 3-A
                                                       of the Company's Annual Report on Form
                                                       10-K for the fiscal Year ended July 31,
                                                       1988. (the "1988 10-K")
  4-B    Bylaws                                        Incorporated by reference to Exhibit 3-B
                                                       of the 1988 10-K.
  4-C    Specimen Common Stock Certificate             Incorporated by reference to Exhibit 4-A
                                                       of the 1988 10-K.
  4-D    Specimen Warrant Certificate                  Incorporated by reference to Exhibit 4-C
                                                       filed with Amendment No. 2 to the
                                                       Company's Registration Statement on Form
                                                       S-4, Registration No. 33-19647.
  5      Opinion of Streich Lang, P.A. as to the
         legality of securities being registered
 23-A    Consent of Deloitte & Touche LLP
 23-B    Consent of Streich Lang, P.A.                 See Exhibit 5
 24-A    Power of Attorney of James E. Tinnell,        *
         M.D.
 24-B    Power of Attorney of Joseph Hines             *
 24-C    Power of Attorney of Patrick M. Lonergan      *
 24-D    Power of Attorney of Michael S. Lesser        *
 24-E    Power of Attorney of Carl A. Schroeder        *
 24-F    Power of Attorney of H. Ray Cox               *
 24-G    Power of Attorney of Clarence J. Baudhuin     *

---------------

* Previously filed.


ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Zila, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix and State of Arizona on March 11, 1996.


                                          ZILA, INC., a Delaware corporation

                                          By    /s/  CLARENCE J. BAUDHUIN
                                            ------------------------------------
                                                    Clarence J. Baudhuin
                                            Executive Vice President of Finance
                                                             and
                                               Administration, Treasurer and
                                                          Director
                                            (Principal Financial and Accounting
                                                          Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


              SIGNATURE                                TITLE                        DATE
-------------------------------------  --------------------------------------  ---------------
                  *                    Chairman of the Board, President,        March 11, 1996
-------------------------------------    Chief Executive Officer
            Joseph Hines

      /s/  CLARENCE J. BAUDHUIN        Executive Vice President of Finance      March 11, 1996
-------------------------------------    and Administration, Treasurer and
        Clarence J. Baudhuin             Director

                  *                    Director                                 March 11, 1996
-------------------------------------
     Dr. James E. Tinnell, M.D.

                  *                    Director                                 March 11, 1996
-------------------------------------
         Patrick M. Lonergan

                  *                    Director                                 March 11, 1996
-------------------------------------
          Carl A. Schroeder

                  *                    Director                                 March 11, 1996
-------------------------------------
             H. Ray Cox

                  *                    Director                                 March 11, 1996
-------------------------------------
          Michael S. Lesser


   *By  /s/  CLARENCE J. BAUDHUIN
-------------------------------------
        Clarence J. Baudhuin
          Attorney-in-Fact


                                       S-1